Exhibit 99.1

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contact:	Media Contact:
	Jay Iyer	Ryan Donovan
	(408) 801-2067	(408) 801-2857

SANDISK ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS

Reports positive operating margin and EPS

Milpitas, CA, July 22, 2009 - SanDisk Corporation (NASDAQ:SNDK), the global leader in flash memory cards, today announced results for the second quarter ended June 28, 2009.  Total second quarter revenue of $731 million declined 10% on a year-over-year basis and increased 11% on a sequential basis.  Net income, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was $53 million, or $0.23 per diluted share, compared to GAAP net loss of ($74) million or ($0.33) per share in the second quarter of 2008 and GAAP net loss of ($208) million, or ($0.92) per share in the first quarter of 2009.

On a non-GAAP basis, which excludes the impact of acquisition-related charges, share-based compensation expense, and economic non-cash interest expense associated with the cash-settled convertible note, the second-quarter net income was $83 million, or $0.36 per diluted share, compared to a net loss of ($22) million or ($0.10) per share in the second quarter of 2008 and net loss of ($108) million or ($0.48) per share in the first quarter of 2009.  For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We are very pleased with our return to profitability in the second quarter, driven by increased pricing, higher royalty revenue, and strong execution.  Our decisive and timely restructuring actions are delivering the intended results,” said Eli Harari, Chairman and CEO, SanDisk.  “In the second quarter we renewed our patent cross license agreement with Samsung Electronics, providing market certainty.  We remain cautiously optimistic about the second half of 2009.”

SECOND QUARTER 2009 METRICS & HIGHLIGHTS
  Total cash and equivalents, short and long-term investments at the end of the second quarter was $2.34 billion compared to $2.54 billion at the end of the second quarter of 2008 and $2.38 billion at the end of the first quarter of 2009.
  Product revenue was $610 million, down 11% year-over-year and up 4% sequentially.
  License and royalty revenue of $120 million, was down 7% year-over-year and up 68% sequentially.
  Gigabytes sold increased 118% year-over-year and decreased 7% sequentially.
  Average price per gigabyte sold declined 59% year-over-year and increased 12% sequentially.
  Average retail card capacity was 4.27 gigabytes, an increase of 81% on a year-over-year basis and a decrease of 2% sequentially.
  GAAP product gross profit was $129 million compared to GAAP product gross profit of $22 million in the second quarter of 2008 and GAAP product gross loss of ($73) million in the first quarter of 2009.
  Non-GAAP product gross profit was $134 million, compared to non-GAAP product gross profit of $39 million in the second quarter of 2008 and non-GAAP product loss of ($67) million in the first quarter of 2009.  Second quarter product gross profit included an $87 million benefit primarily from the sale of previously reserved inventory.
  GAAP operating profit was $68 million compared to GAAP operating loss of ($101) million in the second quarter of 2008 and GAAP operating loss of ($165) million in the first quarter of 2009.
  Non-GAAP operating profit was $94 million compared to non-GAAP operating loss of ($57) million in the second quarter of 2008 and non-GAAP operating loss of ($146) million in the first quarter of 2009.
OTHER RECENT KEY ANNOUNCEMENTS
  SanDisk and Samsung Electronics Co., Ltd. (“Samsung”) renewed the cross license agreement of their semiconductor patent portfolios for another seven years. In addition, the companies signed a flash memory supply agreement under which Samsung will continue to make available to SanDisk a guaranteed portion of its flash memory production output.
  SanDisk introduced the world’s fastest 32-gigabyte1 SanDisk Extreme® SDHC™ card, with read and write speeds at up to 30 megabytes per second2, for photography and video enthusiasts.
  SanDisk began shipping its next-generation flash memory-based modular solid state drives (SSD), SanDisk® pSSD™ P2 and S2, featuring nCache™, a new technology designed to improve netbook performance, at a competitive price.

SCHEDULED INTERVIEW

SanDisk Corporation Chairman and Chief Executive Officer, Eli Harari, is scheduled to appear on CNBC’s “Closing Bell with Maria Bartiromo,” on July 22, 2009, at approximately 1:15 P.M., PDT.

CONFERENCE CALL

SanDisk’s second quarter 2009 conference call is scheduled for 2:00 P.M., PDT, Wednesday, July 22, 2009.  The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk's website at http://www.sandisk.com/IR.  To participate in the call via telephone, the dial-in number is 913-312-0690.  The dial-in password is 2247552.  A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.

FORWARD LOOKING STATEMENTS

This news release contains certain forward-looking statements, including statements about our business prospects and outlook, the benefits from the restructuring of our joint ventures and other restructuring actions that we have taken, the expected benefits from the renewal of the Samsung cross license agreement, our expectations for the second half of 2009, and our expectations regarding our business, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations.  Risks that may cause these forward-looking statements to be inaccurate include among others:
  slower than expected, or no, growth in market demand for our products including, for example, our solid state drives, or a slower adoption rate for our products in current and new markets that we are targeting including, for example, the mobile phone market, reduced demand or consumer confidence due to the continuing global economic downturn, over-supply in the markets that we serve,
  declines in average selling prices,
  any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us, slower than expected expansion of our global sales channels, fluctuations in operating results, unexpected yield variances and delays related to our conversion to smaller geometries of NAND flash technology, increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen, the failure of our licensees to abide by contractual terms, business interruption due to earthquakes, hurricanes or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products, adverse results in litigation or regulatory actions affecting us, and other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K/A for the fiscal year ended December 28, 2008 and Quarterly Report on Form 10-Q for the first quarter ended March 29, 2009.
Future results may differ materially from those previously reported.  We do not intend to update the information contained in this release.

ABOUT SANDISK

SanDisk Corporation, the inventor and world’s largest supplier of flash storage cards, is a global leader in flash memory – from research, manufacturing and product design to consumer branding and retail distribution.  SanDisk’s product portfolio includes flash memory cards for mobile phones, digital cameras and camcorders, digital audio/video players, USB flash drives for consumers and the enterprise, embedded memory for mobile devices, and solid state drives for computers.  SanDisk (www.sandisk.com/corporate) is a Silicon Valley-based S&P 500 company with more than half its sales outside the United States.

SanDisk, the SanDisk logo and SanDisk Extreme are trademarks of SanDisk Corporation, registered in the United States and other countries.  nCache and SanDisk pSSD are trademarks of SanDisk Corporation.  SDHC is a trademark of SD-3C LLC.  Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

1 1 gigabyte (GB) = 1 billion bytes.  Some capacity not available for data storage.
2 Based on SanDisk internal testing; performance may vary depending upon host device.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	June 28, 2009	June 29, 2008(1)	June 28, 2009	June 29, 2008(1)
Revenues:
Product	$610,432	$687,508	$1,198,531	$1,411,559
License and royalty	120,141	128,503	191,513	254,419
Total revenues	730,573	816,011	1,390,044	1,665,978

Cost of product revenues	478,444	650,558	1,135,922	1,227,162
Amortization of acquisition-related intangible assets	3,132	14,582	6,264	29,164
Total cost of product revenues	481,576	665,140	1,142,186	1,256,326
Gross profit	248,997	150,871	247,858	409,652

Operating expenses:
Research and development	91,219	112,143	178,155	223,577
Sales and marketing	50,409	77,638	88,287	157,794
General and administrative	38,636	53,684	76,961	111,488
Amortization of acquisition-related intangible assets	291	4,553	583	9,028
Restructuring and other	─	4,085	765	4,085
Total operating expenses	180,555	252,103	344,751	505,972
Operating income (loss)	68,442	(101,232)	(96,893)	(96,320)

Other income (expense)	4,716	8,323	(13,977)	22,208
Income (loss) before income taxes	73,158	(92,909)	(110,870)	(74,112)
Provision for (benefit from) income taxes	20,651	(19,155)	44,618	(11,318)
Net income (loss)	$52,507	$(73,754)	$(155,488)	$(62,794)

Net income (loss) per share:
Basic	$0.23	$(0.33)	$(0.69)	$(0.28)
Diluted	$0.23	$(0.33)	$(0.69)	$(0.28)

Shares used in computing net income (loss) per share:
Basic	226,976	224,888	226,753	224,703
Diluted	231,066	224,888	226,753	224,703

(1)	As adjusted for the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Six months ended
	June 28, 2009	June 29, 2008(2)	June 28, 2009	June 29, 2008(2)
SUMMARY RECONCILIATION OF NET INCOME (LOSS)
GAAP NET INCOME (LOSS)	$52,507	$(73,754)	$(155,488)	$(62,794)
Share-based compensation (a)	22,354	25,108	38,684	48,334
Amortization of acquisition-related intangible assets (b)	3,423	19,135	6,847	38,192
Convertible debt interest (c)	13,159	12,219	26,085	24,216
Income tax adjustments (d)	(8,495)	(5,049)	58,357	(22,503)
NON-GAAP NET INCOME (LOSS)	$82,948	$(22,341)	$(25,515)	$25,445

GAAP COST OF PRODUCT REVENUES	$481,576	$665,140	$1,142,186	$1,256,326
Share-based compensation (a)	(2,446)	(2,009)	(4,820)	(5,638)
Amortization of acquisition-related intangible assets (b)	(3,132)	(14,582)	(6,264)	(29,164)
NON-GAAP COST OF PRODUCT REVENUES	$475,998	$648,549	$1,131,102	$1,221,524

GAAP GROSS PROFIT	$248,997	$150,871	$247,858	$409,652
Share-based compensation (a)	2,446	2,009	4,820	5,638
Amortization of acquisition-related intangible assets (b)	3,132	14,582	6,264	29,164
NON-GAAP GROSS PROFIT	$254,575	$167,462	$258,942	$444,454

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$91,219	$112,143	$178,155	$223,577
Share-based compensation (a)	(9,052)	(9,324)	(15,204)	(18,150)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$82,167	$102,819	$162,951	$205,427

GAAP SALES AND MARKETING EXPENSES	$50,409	$77,638	$88,287	$157,794
Share-based compensation (a)	(4,886)	(6,423)	(7,235)	(9,934)
NON-GAAP SALES AND MARKETING EXPENSES	$45,523	$71,215	$81,052	$147,860

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$38,636	$53,684	$76,961	$111,488
Share-based compensation (a)	(5,970)	(7,352)	(11,425)	(14,612)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$32,666	$46,332	$65,536	$96,876

GAAP TOTAL OPERATING EXPENSES	$180,555	$252,103	$344,751	$505,972
Share-based compensation (a)	(19,908)	(23,099)	(33,864)	(42,696)
Amortization of acquisition-related intangible assets (b)	(291)	(4,553)	(583)	(9,028)
NON-GAAP TOTAL OPERATING EXPENSES	$160,356	$224,451	$310,304	$454,248

GAAP OPERATING INCOME (LOSS)	$68,442	$(101,232)	$(96,893)	$(96,320)
Cost of product revenues adjustments (a) (b)	5,578	16,591	11,084	34,802
Operating expense adjustments (a) (b)	20,199	27,652	34,447	51,724
NON-GAAP OPERATING INCOME (LOSS)	$94,219	$(56,989)	$(51,362)	$(9,794)

GAAP OTHER INCOME (EXPENSE)	$4,716	$8,323	$(13,977)	$22,208
Convertible debt interest (c)	13,159	12,219	26,085	24,216
NON-GAAP OTHER INCOME (EXPENSE)	$17,875	$20,542	$12,108	$46,424

GAAP NET INCOME (LOSS)	$52,507	$(73,754)	$(155,488)	$(62,794)
Cost of product revenues adjustments (a) (b)	5,578	16,591	11,084	34,802
Operating expense adjustments (a) (b)	20,199	27,652	34,447	51,724
Convertible debt interest (c)	13,159	12,219	26,085	24,216
Income tax adjustments (d)	(8,495)	(5,049)	58,357	(22,503)
NON-GAAP NET INCOME (LOSS)	$82,948	$(22,341)	$(25,515)	$25,445

Diluted net income (loss) per share:
GAAP	$0.23	$(0.33)	$(0.69)	$(0.28)
Non-GAAP	$0.36	$(0.10)	$(0.11)	$0.11

Shares used in computing diluted net income (loss) per share:
GAAP	231,066	224,888	226,753	224,703
Non-GAAP	231,818	224,888	226,753	227,703

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income (loss) and net income (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company.  For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, the amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006, msystems Ltd. in November 2006 and MusicGremlin, Inc. in June 2008, and economic non-cash interest expense associated with our cash-settled convertible debt, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods.  Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of purchased intangible assets, share-based compensation, and economic non-cash interest expense associated with our cash-settled convertible debt, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(2)	As adjusted for the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisitions of Matrix Semiconductor, Inc. (January 2006), msystems Ltd. (November 2006), and MusicGremlin, Inc. (June 2008).

(c)
Incremental interest expense associated with the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.

(d)	Income taxes associated with certain non-GAAP to GAAP adjustments and a valuation allowance on deferred taxes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 28, 2009	December 28, 2008(1)
ASSETS
Current assets:
Cash and cash equivalents	$884,527	$962,061
Short-term investments	477,622	477,296
Accounts receivable from product revenues, net	150,830	122,092
Inventory	527,071	598,251
Deferred taxes	55,529	84,023
Other current assets	197,559	469,961
Total current assets	2,293,138	2,713,684

Long-term investments	975,864	1,097,302
Property and equipment, net	350,812	396,987
Notes receivable and investments in the flash ventures with Toshiba	1,511,745	1,602,291
Deferred taxes	14,640	15,188
Intangible assets, net	61,472	63,182
Other non-current assets	38,311	43,506
Total assets	$5,245,982	$5,932,140

LIABILITIES
Current liabilities:
Accounts payable trade	$116,298	$240,985
Accounts payable to related parties	246,743	370,006
Convertible short-term debt	75,000	─
Other current accrued liabilities	204,148	502,443
Deferred income on shipments to distributors and retailers and deferred revenue	172,987	149,575
Total current liabilities	815,176	1,263,009

Convertible long-term debt	905,766	954,094
Non-current liabilities	259,588	274,316
Total liabilities	1,980,530	2,491,419

EQUITY
Stockholders' equity:
Common stock	4,198,674	4,154,392
Accumulated deficit	(1,058,287)	(902,799)
Accumulated other comprehensive income	125,924	188,977
Total stockholders' equity	3,266,311	3,440,570
Non-controlling interests	(859)	151
Total equity	3,265,452	3,440,721
Total liabilities and equity	$5,245,982	$5,932,140

(1)	As adjusted for the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.

SanDisk Corporation
Preliminary Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three months ended		Six months ended
	June 28, 2009	June 29, 2008(1)	June 28, 2009	June 29, 2008(1)
Cash flows from operating activities:
Net income (loss)	$52,507	$(73,754)	$(155,488)	$(62,794)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Deferred and other taxes	(6,619)	(4,185)	2,303	(13,631)
Depreciation	37,527	45,665	76,652	86,875
Amortization	18,766	34,044	37,110	67,714
Provision for doubtful accounts	(2,942)	1,177	(779)	6,951
Share-based compensation expense	22,354	25,108	38,684	48,334
Excess tax benefit from share-based compensation	─	(883)	─	(1,677)
Impairment, restructuring and other charges	─	549	7,133	4,483
Other non-cash charges	3,155	1,892	(967)	7,284
Changes in operating assets and liabilities:
Accounts receivable from product revenues	(38,793)	(24,935)	(27,960)	252,002
Inventory	21,239	(99,997)	61,548	(240,359)
Other assets	5,137	(159,556)	225,520	(49,575)
Accounts payable trade	(12,226)	5,125	(124,686)	(47,889)
Accounts payable to related parties	(53,108)	(29,976)	(123,263)	(26,255)
Other liabilities	(71,284)	(52,920)	(154,355)	(145,476)
Total adjustments	(76,794)	(258,892)	16,940	(51,219)

Net cash provided by (used in) operating activities	(24,287)	(332,646)	(138,548)	(114,013)

Cash flows from investing activities:
Purchases of short and long-term investments	(367,171)	(537,265)	(536,109)	(892,220)
Proceeds from sale of short and long-term investments	153,655	294,532	575,767	728,896
Maturities of short and long-term investments	51,010	162,514	87,640	352,563
Acquisition of property and equipment, net	(16,170)	(50,138)	(32,667)	(106,912)
Investment in Flash Alliance Ltd.	─	(96,705)	─	(96,705)
Distribution from FlashVision Ltd.	─	28,987	12,713	28,987
Issuance of notes receivable from Flash Partners Ltd. and Flash Alliance Ltd.	(51,573)	─	(377,923)	(37,418)
Proceeds from notes receivable from Flash Partners Ltd. and Flash Alliance Ltd.	53,079	─	330,149	─
Purchased technology and other assets	(7,500)	(3,000)	(6,290)	(1,875)
Acquisition of MusicGremlin, Inc.	─	(4,528)	─	(4,528)
Net cash provided by (used in) investing activities	(184,670)	(205,603)	53,280	(29,212)

Cash flows from financing activities:
Repayment of debt financing	─	─	─	(9,785)
Proceeds from employee stock programs	1,705	2,913	6,275	9,350
Excess tax benefit from share-based compensation	─	883	─	1,677
Net cash provided by (used in) financing activities	1,705	3,796	6,275	1,242

Effect of changes in foreign currency exchange rates on cash	1,700	(1,254)	1,459	(2,188)
Net decrease in cash and cash equivalents	(205,552)	(535,707)	(77,534)	(144,171)

Cash and cash equivalents at beginning of period	1,090,079	1,225,285	962,061	833,749
Cash and cash equivalents at end of period	$884,527	$689,578	$884,527	$689,578

(1)	As adjusted for the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.